Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

During the six months ended June 30, 2018, Ameris Bancorp (“Ameris” or the “Company”) completed three acquisitions: US Premium Finance Holding Company, Atlantic Coast Financial Corporation, and Hamilton State Bancshares, Inc.

US Premium Finance Holding Company (“USPF”)

On January 31, 2018, the Company closed on the purchase of the final 70% of the outstanding shares of common stock of USPF, completing its acquisition of USPF and making USPF a wholly owned subsidiary of the Company. Through a series of three acquisition transactions that closed on January 18, 2017, January 3, 2018 and January 31, 2018, the Company issued a total of 1,073,158 shares of its common stock at a fair value of $55.9 million and paid $21.4 million in cash to the former shareholders of USPF. Pursuant to the terms of the Stock Purchase Agreement dated January 25, 2018 under which the Company purchased the final 70% of the outstanding shares of common stock of USPF, the selling shareholders of USPF may receive additional cash payments aggregating up to $5.8 million based on the achievement by the Company's premium finance division of certain income targets, between January 1, 2018 and June 30, 2019. As of the January 31, 2018 acquisition date, the present value of the contingent earn-out consideration expected to be paid was $5.7 million. Including the fair value of the Company's common stock issued, cash paid and the present value of the contingent earn-out consideration expected to be paid, the aggregate purchase price of USPF amounted to $83.0 million. The acquisition of USPF does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Atlantic Coast Financial Corporation (“Atlantic”)

On May 25, 2018, the Company completed its acquisition of Atlantic. Upon consummation of the acquisition, Atlantic was merged with and into the Company, with Ameris as the surviving entity in the merger. At that time, Atlantic's wholly owned banking subsidiary, Atlantic Coast Bank, was also merged with and into Ameris’s wholly owned banking subsidiary, Ameris Bank (the “Bank”). The acquisition expanded the Company's existing market presence, as Atlantic Coast Bank had a total of 12 full-service branches located in Jacksonville and Jacksonville Beach, Duval County, Florida, Waycross, Georgia and Douglas, Georgia. Under the terms of the merger agreement, Atlantic's shareholders received 0.17 shares of Ameris common stock and $1.39 in cash for each share of Atlantic common stock they previously held. As a result, the Company issued 2,631,520 common shares at a fair value of $147.8 million and paid $21.5 million in cash to the former shareholders of Atlantic as merger consideration. The merger with Atlantic does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Hamilton State Bancshares, Inc. (“Hamilton”)

On June 29, 2018, the Company completed its acquisition of Hamilton. Upon consummation of the acquisition, Hamilton was merged with and into the Company, with Ameris as the surviving entity in the merger. At that time, Hamilton's wholly owned banking subsidiary, Hamilton State Bank, was also merged with and into the Bank. The acquisition expanded the Company's existing market presence, as Hamilton State Bank had a total of 28 full-service branches located in Atlanta, Georgia and the surrounding area as well as in Gainesville, Georgia. Under the terms of the merger agreement, Hamilton's shareholders received 0.16 shares of Ameris common stock and $0.93 in cash for each share of Hamilton voting common stock or nonvoting common stock they previously held. As a result, the Company issued 6,548,385 common shares at a fair value of $349.4 million and paid $47.7 million in cash to the former shareholders of Hamilton as merger consideration.

The following unaudited pro forma combined condensed financial information and accompanying notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting and show the impact on the historical financial condition and results of operations of Ameris and Hamilton.

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The unaudited pro forma combined condensed balance sheet as of March 31, 2018, is presented as if the Atlantic and Hamilton acquisitions had occurred on March 31, 2018. The unaudited pro forma combined condensed income statements for the three months ended March 31, 2018 and for the year ended December 31, 2017, are presented as if the USPF, Atlantic and Hamilton acquisitions had occurred on January 1, 2017. The historical combined condensed financial information has been adjusted to reflect factually supportable items that are directly attributable to the USPF, Hamilton and Atlantic acquisitions and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements are provided for informational purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated above or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•	Ameris’s audited consolidated financial statements and accompanying notes, included in Ameris’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Hamilton’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, attached as Exhibit 99.2 to this Current Report on Form 8-K/A;

•	Ameris’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018, included in Ameris’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and

•	Hamilton’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018, attached as Exhibit 99.3 to this Current Report on Form 8-K/A.

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Unaudited Pro Forma Combined Condensed Balance Sheet

As of March 31, 2018

(In thousands)

						Ameris				Ameris
		USPF		Atlantic		USPF		Hamilton		Pro Forma
	Ameris	Pro Forma	Atlantic	Pro Forma		Atlantic	Hamilton	Pro Forma		Total
	As Reported	Adjustments	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Combined
Acquisition Completion Date		January 31, 2018	May 25, 2018				June 29, 2018

Assets
Cash and due from banks	$123,945	$-	$4,434	$(21,527)	D	$106,852	$13,039	$(47,736)	V	$72,155
Federal funds sold and interest-bearing deposits in banks	210,930	-	44,082	-		255,012	127,853	-		382,865
Time deposits in other banks	-	-	-	-		-	11,563	-		11,563
Investment securities available for sale, at fair value	848,585	-	36,182	-		884,767	170,205	102,203	W	1,157,175
Investment securities held to maturity, at amortized cost	-	-	-	-		-	102,918	(102,918)	X	-
Other investments	32,227	-	9,062	-		41,289	2,186	-		43,475
Loans held for sale, at fair value	111,135	-	6,062	-		117,197	-	-		117,197

Loans held for investment	6,190,171	-	795,032	(19,423)	E	6,965,780	1,297,110	(14,785)	Y	8,248,105
Less allowance for loan losses	(26,200)	-	(8,600)	8,600	F	(26,200)	(11,219)	11,219	Z	(26,200)
Loans held for investment, net	6,163,971	-	786,432	(10,823)		6,939,580	1,285,891	(3,566)		8,221,905

Other real estate owned, net	15,894	-	1,699	(796)	G	16,797	1,235	(309)	AA	17,723
Premises and equipment, net	116,381	-	13,948	(1,695)	H	128,634	27,941	-		156,575
Goodwill	208,513	-	-	84,665	I	293,178	17,477	187,775	BB	498,430
Intangible assets, net	12,562	-	-	5,937	J	18,499	1,488	14,512	CC	34,499
Deferred income taxes, net	28,677	-	4,257	294	K	33,228	12,162	(1,184)	DD	44,206
FDIC indemnification assets, net	-	-	-	-		-	2,386	-		2,386
Cash value of bank owned life insurance	80,007	-	18,120	-		98,127	4,440	-		102,567
Other assets	70,001	-	3,861	(634)	L	73,228	8,394	-		81,622
Total assets	$8,022,828	$-	$928,139	$55,421		$9,006,388	$1,789,178	$148,777		$10,944,343

Liabilities
Deposits:
Noninterest-bearing	$1,867,900	$-	$70,038	$-		$1,937,938	$368,760	$-		$2,306,698
Interest-bearing	4,578,265	-	570,657	(554)	M	5,148,368	1,191,320	(1,896)	EE	6,337,792
Total deposits	6,446,165	-	640,695	(554)		7,086,306	1,560,080	(1,896)		8,644,490
Federal funds purchased & securities sold under agreements to repurchase	23,270	-	-	-		23,270	-	-		23,270
Other borrowings	555,535	-	192,375	-		747,910	12,750	(66)	FF	760,594
Subordinated deferrable interest debentures	85,881	-	-	-		85,881	3,093	(658)	GG	88,316
FDIC loss-share payable, net	9,255	-	-	-		9,255	8,318	2,391	HH	19,964
Other liabilities	33,778	-	3,284	-		37,062	4,587	-		41,649
Total liabilities	7,153,884	-	836,354	(554)		7,989,684	1,588,828	(229)		9,578,283

Shareholders' equity
Preferred stock	-	-	-	-		-	-	-		-
Common stock	39,820	-	156	2,476	N	42,452	408	6,140	II	49,000
Capital surplus	559,040	-	100,392	44,736	O	704,168	207,495	135,313	JJ	1,046,976
Common stock held by ESOP and benefit plans	-	-	(1,409)	1,409	P	-	-	-		-
Retained earnings	296,366	-	(5,621)	5,621	Q	296,366	-	-		296,366
Accumulated other comprehensive income (loss)	(10,823)	-	(1,733)	1,733	R	(10,823)	(4,826)	4,826	KK	(10,823)
Less treasury stock, at cost	(15,459)	-	-	-		(15,459)	(2,727)	2,727	LL	(15,459)
Total shareholders' equity	868,944	-	91,785	55,975		1,016,704	200,350	149,006		1,366,060
Total liabilities and shareholders' equity	$8,022,828	$-	$928,139	$55,421		$9,006,388	$1,789,178	$148,777		$10,944,343

See "Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments" for explanation of acquisition accounting adjustments.

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Unaudited Pro Forma Combined Condensed Income Statement

For the three months ended March 31, 2018

(In thousands, except share and per share data)

							Ameris				Ameris
		USPF			Atlantic		USPF		Hamilton		Pro Forma
	Ameris	Pro Forma		Atlantic	Pro Forma		Atlantic	Hamilton	Pro Forma		Total
	As Reported	Adjustments		As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Combined
Acquisition Completion Date		January 31, 2018		May 25, 2018				June 29, 2018

Interest income
Interest and fees on loans	$73,267	$-		$8,846	$445	S	$82,558	$17,657	$690	MM	$100,905
Interest on taxable securities	5,207	-		265	-		5,472	1,488	-		6,960
Interest on nontaxable securities	322	-		29	-		351	40	-		391
Interest on deposits in other banks	716	-		114	-		830	426	-		1,256
Interest on federal funds sold	-	-		-	-		-	11	-		11
Total interest income	79,512	-		9,254	445		89,211	19,622	690		109,523

Interest expense
Interest on deposits	$6,772	$-		$1,438	$-		$8,210	$1,513	$242	NN	$9,965
Interest on other borrowings	3,939	-		688	-		4,627	102	41	OO	4,770
Total interest expense	10,711	-		2,126	-		12,837	1,615	283		14,735

Net interest income	68,801	-		7,128	445		76,374	18,007	407		94,788
Provision for loan losses	1,801	-		168	-		1,969	(87)	-		1,882
Net interest income after provision for loan losses	$67,000	$-		$6,960	$445		$74,405	$18,094	$407		$92,906

Noninterest income
Service charges on deposit accounts	$10,228	$-		$727	$-		$10,955	$952	$-		$11,907
Mortgage banking activity	11,900	-		-	-		11,900	164	-		12,064
Other service charges, commissions and fees	719	-		19	-		738	729	-		1,467
Gain on sale of securities	37	-		-	-		37	(3)	-		34
Gain on sale of SBA and USDA loans	918	-		-	-		918	-	-		918
Other non-interest income	2,662	-		490	-		3,152	39	-		3,191
Total noninterest income	26,464	-		1,236	-		27,700	1,881	-		29,581

Noninterest expense
Salaries and employee benefits	$32,089	$-		$3,600	$-		$35,689	$6,914	$-		$42,603
Occupancy and equipment expenses	6,198	-		585	-		6,783	1,759	-		8,542
Data processing and telecommunications expenses	7,135	-		582	-		7,717	969	-		8,686
Legal and other professional fees	1,468	(274)	A	513	-		1,707	445	-		2,152
Credit resolution-related expenses	549	-		9	-		558	367	-		925
Advertising and marketing expenses	1,229	-		16	-		1,245	20	-		1,265
Amortization of intangible assets	934	756	B	-	148	T	1,838	282	119	PP	2,239
FDIC insurance	912	-		83	-		995	125	-		1,120
Merger and conversion charges	835	-		233	-		1,068	1,509	-		2,577
Other noninterest expenses	7,749	-		729	-		8,478	1,815	-		10,293
Total noninterest expense	59,098	482		6,350	148		66,078	14,205	119		80,402

Net income before income tax expense	$34,366	$(482)		$1,846	$297		$36,027	$5,770	$288		$42,085
Income tax expense	7,706	(101)	C	430	62	U	8,097	1,370	60	QQ	9,527
Net income	$26,660	$(381)		$1,416	$235		$27,930	$4,400	$228		$32,558
Preferred stock dividends	-	-		-	-		-	-	-		-
Net income available to common shareholders	$26,660	$(381)		$1,416	$235		$27,930	$4,400	$228		$32,558

Basic earnings available to common shareholders per share	$0.70			$0.09			$0.68	$0.11			$0.69
Diluted earnings available to common shareholders per share	$0.70			$0.09			$0.68	$0.10			$0.68
Weighted average common shares outstanding
Basic	37,967			15,438			40,878	40,411			47,426
Diluted	38,250			15,449			41,161	42,478			47,709

See "Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments" for explanation of acquisition accounting adjustments.

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Unaudited Pro Forma Combined Condensed Income Statement

For the year ended December 31, 2017

(In thousands, except share and per share data)

							Ameris				Ameris
		USPF			Atlantic		USPF		Hamilton		Pro Forma
	Ameris	Pro Forma		Atlantic	Pro Forma		Atlantic	Hamilton	Pro Forma		Total
	As Reported	Adjustments		As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Combined
Acquisition Completion Date		January 31, 2018		May 25, 2018				June 29, 2018

Interest income
Interest and fees on loans	$270,887	$-		$32,812	$1,782	S	$305,481	$74,483	$2,761	MM	$382,725
Interest on taxable securities	20,154	-		1,153	-		21,307	6,430	-		27,737
Interest on nontaxable securities	1,581	-		113	-		1,694	187	-		1,881
Interest on deposits in other banks	1,725	-		294	-		2,019	1,234	-		3,253
Interest on federal funds sold	-	-		-	-		-	27	-		27
Total interest income	294,347	-		34,372	1,782		330,501	82,361	2,761		415,623

Interest expense
Interest on deposits	$19,877	$-		$5,170	$-		$25,047	$5,499	$1,001	NN	$31,547
Interest on other borrowings	14,345	-		2,208	-		16,553	469	191	OO	17,213
Total interest expense	34,222	-		7,378	-		41,600	5,968	1,192		48,760

Net interest income	260,125	-		26,994	1,782		288,901	76,393	1,569		366,863
Provision for loan losses	8,364	-		693	-		9,057	217	-		9,274
Net interest income after provision for loan losses	$251,761	$-		$26,301	$1,782		$279,844	$76,176	$1,569		$357,589

Noninterest income
Service charges on deposit accounts	$42,054	$-		$3,049	$-		$45,103	$4,253	$-		$49,356
Mortgage banking activity	48,535	-		1,480	-		50,015	524	-		50,539
Other service charges, commissions and fees	2,872	-		35	-		2,907	2,964	-		5,871
Gain on sale of securities	37	-		409	-		446	12	-		458
Gain on sale of SBA and USDA loans	4,590	-		748	-		5,338	-	-		5,338
Other non-interest income	6,369	-		1,264	-		7,633	299	-		7,932
Total noninterest income	104,457	-		6,985	-		111,442	8,052	-		119,494

Noninterest expense
Salaries and employee benefits	$120,016	$-		$13,867	$-		$133,883	$27,511	$-		$161,394
Occupancy and equipment expenses	24,069	-		2,399	-		26,468	7,132	-		33,600
Data processing and telecommunications expenses	27,869	-		2,316	-		30,185	3,930	-		34,115
Legal and other professional fees	15,355	(5,542)	A	2,035	-		11,848	1,902	-		13,750
Credit resolution-related expenses	3,493	-		679	-		4,172	769	-		4,941
Advertising and marketing expenses	5,131	-		113	-		5,244	142	-		5,386
Amortization of intangible assets	3,932	3,024	B	-	594	T	7,550	1,309	291	PP	9,150
FDIC insurance	3,078	-		384	-		3,462	692	-		4,154
Merger and conversion charges	915	-		454	-		1,369	-	-		1,369
Other noninterest expenses	28,078	-		3,312	-		31,390	9,226	-		40,616
Total noninterest expense	231,936	(2,518)		25,559	594		255,571	52,613	291		308,475

Net income before income tax expense	$124,282	$2,518		$7,727	$1,188		$135,715	$31,615	$1,278		$168,608
Income tax expense	50,734	529	C	4,559	249	U	56,071	16,936	268	QQ	73,275
Net income	$73,548	$1,989		$3,168	$939		$79,644	$14,679	$1,010		$95,333
Preferred stock dividends	-	-		-	-		-	-	-		-
Net income available to common shareholders	$73,548	$1,989		$3,168	$939		$79,644	$14,679	$1,010		$95,333

Basic earnings available to common shareholders per share	$2.00			$0.21			$1.97	$0.36			$2.03
Diluted earnings available to common shareholders per share	$1.98			$0.21			$1.96	$0.35			$2.02
Weighted average common shares outstanding
Basic	36,828			15,425			40,404	40,318			46,952
Diluted	37,144			15,425			40,720	42,217			47,268

See "Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments" for explanation of acquisition accounting adjustments.

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NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 ― Basis of Pro Forma Presentation

The unaudited pro forma condensed balance sheet as of March 31, 2018, and the unaudited pro forma condensed income statement for the three months ended March 31, 2018 and the year ended December 31, 2017, are based on the historical financial statements of Ameris, USPF, Atlantic and Hamilton after giving effect to the completion of the acquisitions and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the acquisitions, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the four companies.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values. Fair values are subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the aquisition of USPF and the mergers with Atlantic and Hamilton, Ameris will finalize integration plans, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plans.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

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Note 2 ― Acquisition Consideration

US Premium Finance Holding Company Acquisition

The acquisition consideration for USPF is summarized as follows (in thousands):

Acquisition Consideration - USPF

Number of shares of Ameris common stock – as exchanged	1,073
Fair value of Ameris common stock issued (weighted average of $52.047 per share)	$55,855
Cash paid to former shareholders of USPF	$21,421
Present value of contingent earn-out consideration expected to be paid out	$5,705
Total Acquisition Consideration – USPF	$82,981

Atlantic Coast Financial Corporation Acquisition

Under the terms of the merger agreement with Atlantic, Atlantic’s shareholders received 0.17 shares of Ameris common stock plus $1.39 in cash for each share of Atlantic common stock. Based on the number of shares of Atlantic common stock outstanding as of the acquisition date of May 25, 2018, the acquisition consideration is as follows (in thousands):

Acquisition Consideration - Atlantic

Total number of shares of Atlantic common stock outstanding at May 25, 2018	15,541
Less: Unallocated shares of Atlantic common stock held by ESOP and benefit plans	(61)
Total number of shares of Atlantic common stock to be converted	15,480
Per share exchange ratio	0.17
Number of shares of Ameris common stock – as exchanged	2,632
Multiplied by Ameris common stock price on May 25, 2018	$56.15
Fair value of Ameris common stock issued	$147,760

Per share cash exchange price	$1.39
Cash paid at acquisition to Atlantic’s shareholders	$21,527
Total Acquisition Consideration – Atlantic	$169,287

Hamilton State Bancshares, Inc. Acquisition

Under the terms of the merger agreement with Hamilton, Hamilton’s shareholders received 0.16 shares of Ameris common stock plus $0.93 in cash for each share of Hamilton common stock. Based on the number of shares of Hamilton common stock outstanding as of the acquisition date of June 29, 2018, the acquisition consideration is as follows (in thousands):

Acquisition Consideration - Hamilton

Total number of shares of Hamilton common stock outstanding at June 29, 2018 including restricted share units that automatically vest under a change in control	40,927
Per share exchange ratio	0.16
Number of shares of Ameris common stock – as exchanged	6,548
Multiplied by Ameris common stock price on June 29, 2018	$53.35
Fair value of Ameris common stock issued	$349,356

Per share cash exchange price	$0.93
Cash paid at acquisition to Hamilton’s shareholders	$38,025
Cash paid at acquisition to holders of Hamilton stock warrants	9,711
Total Acquisition Consideration - Hamilton	$397,092

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Note 3 ― Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of USPF, Atlantic and Hamilton based on their estimated fair values as of the closing dates of the acquisitions. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocations of the acquisition consideration for USPF, Atlantic and Hamilton are considered preliminary because the allocations for USPF, Atlantic and Hamilton are based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments for USPF, Atlantic and Hamilton will remain preliminary until Ameris management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of each acquisition and will be based on the value of the Ameris common stock at the closing date of the respective acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

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The total preliminary estimated acquisition consideration as shown in the tables above is allocated to USPF’s, Atlantic’s and Hamilton’s tangible and intangible assets and liabilities as of March 31, 2018, based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation

	USPF	Atlantic	Hamilton
Cash and due from banks	$-	$4,434	$13,039
Federal funds sold and interest-bearing deposits in banks	-	44,082	127,853
Time deposits in other banks	-	-	11,563
Investment securities	-	36,182	272,408
Other investments	-	9,062	2,186
Loans held for sale	-	6,062	-
Loans held for investment	-	775,609	1,282,325
Other real estate owned	-	903	926
Premises and equipment	-	12,253	27,941
Deferred income taxes	(5,492)	4,551	10,978
FDIC indemnification assets, net	-	-	2,386
Cash value of bank owned life insurance	-	18,120	4,440
Other assets	-	3,227	8,394
Deposits	-	(640,141)	(1,558,184)
Other borrowings	-	(192,375)	(12,684)
Subordinated deferrable interest debentures	-	-	(2,435)
FDIC loss-share payable, net	-	-	(10,709)
Other liabilities	-	(3,284)	(4,587)
Intangible assets	21,314	5,937	16,000
Goodwill	67,159	84,665	205,252
Total Acquisition Consideration	$82,981	$169,287	$397,092

Approximately $21.3 million, $5.9 million and $16.0 million has been preliminarily allocated to amortizable intangible assets acquired in the USPF, Atlantic and Hamilton acquisitions, respectively. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable Intangible Assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. For the USPF acquisition, the preliminary allocation to intangible assets is allocated to insurance agent relationships, trade name, and non-compete agreement intangibles. For the Atlantic and Hamilton acquisitions, the preliminary allocation to intangible assets is allocated to core deposit intangibles.

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Goodwill. Goodwill represents the excess of the acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles ― Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 ― Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the acquisitions been completed at the date indicated. Such information includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisitions.

The following unaudited pro forma adjustments result from accounting for the acquisitions, including the determination of fair value of the assets, liabilities, and commitments which Ameris, as the acquirer for accounting purposes, acquired from USPF, Atlantic and Hamilton. The descriptions related to these preliminary adjustments are as follows (in thousands):

Income Statement – USPF

		Three Months Ended March 31, 2018	Year Ended December 31, 2017
A	Adjustment to legal and other professional fees to reflect elimination of fees previously paid under the USPF Management and License Agreement that are no longer incurred after acquisition of the final 70% investment in USPF	$(274)	$(5,542)
B	Adjustment to amortization of intangible assets to reflect estimated amortization expense on the insurance agent relationships, trade name, and non-compete intangible assets	$756	$3,024
C	Adjustment to income tax expense to reflect the tax effect of the USPF income statement pro forma adjustments using an assumed effective tax rate of 21%	$(101)	$529

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Balance Sheet - Atlantic

		As of March 31, 2018
D	Adjustment to cash and due from banks to reflect estimated cash paid at closing to Atlantic’s shareholders	$(21,527)
E	Adjustment to loans
	To reflect the reversal of Atlantic’s March 31, 2018 unamortized accounting adjustments for loan premiums, loan discounts, deferred loan origination costs, and deferred loan origination fees	$(6,057)
	To reflect the estimated fair value of acquisition date of loans	$(13,366)
	Total adjustment to loans	$(19,423)
F	Adjustment to allowance for loan losses to reflect the reversal of Atlantic’s March 31, 2018 allowance for loan losses	$8,600
G	Adjustment to other real estate owned to reflect the estimated fair value at acquisition date based on Ameris’s more aggressive liquidation strategy	$(796)
H	Adjustment to premises and equipment to reflect the estimated fair value at acquisition date	$(1,695)
I	Adjustment to goodwill to reflect the estimated goodwill generated as a result of consideration paid being greater than the net assets acquired	$84,665
J	Adjustment to intangible assets to reflect the recording of the estimated core deposit intangible	$5,937
K	Adjustment to net deferred tax asset to reflect the deferred tax impact resulting from the net fair value adjustments based on assumed effective tax rate of 21%	$294
L	Adjustment to other assets to reflect the estimated fair value at acquisition date	$(634)
M	Adjustment to interest-bearing deposits to reflect the estimated fair value at acquisition date of certificates of deposit	$(554)
N	Adjustment to common stock
	To reflect the reversal of Atlantic’s March 31, 2018 common stock	$(156)
	To reflect the value of Ameris common stock issued to Atlantic’s shareholders	$2,632
	Total adjustment to common stock	$2,476
O	Adjustment to capital surplus
	To reflect the reversal of Atlantic’s March 31, 2018 capital surplus	$(100,392)
	To reflect the value of Ameris common stock issued to Atlantic’s shareholders	$145,128
	Total adjustment to capital surplus	$44,736
P	Adjustment to common stock held by ESOP and benefit plans reflects the reversal of Atlantic’s March 31, 2018 common stock held by Atlantic ESOP and benefit plans	$1,409
Q	Adjustment to retained earnings reflects the reversal of Atlantic’s March 31, 2018 retained deficit	$5,621
R	Adjustment to accumulated other comprehensive loss reflects the reversal of Atlantic’s March 31, 2018 accumulated other comprehensive loss	$1,733

Income Statement – Atlantic

		Three Months Ended March 31, 2018	Year Ended December 31, 2017
S	Adjustment to interest income and fees on loans to reflect estimated additional accretion on loan portfolio	$445	$1,782
T	Adjustment to amortization of intangible assets to reflect the estimated amortization of the core deposit intangible	$148	$594
U	Adjustment to income tax expense to reflect the tax effect of the Atlantic income statement pro forma adjustments using an assumed effective tax rate of 21%	$62	$249

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Balance Sheet - Hamilton

		As of March 31, 2018
V	Adjustment to cash and due from banks
	To reflect cash paid at closing to Hamilton’s shareholders	$(38,025)
	To reflect cash paid at closing to holders of Hamilton stock warrants	$(9,711)
	Total adjustment to cash and due from banks	$(47,736)
W	Adjustment to investment securities available for sale
	To reclass at amortized cost investment securities designated as held to maturity by Hamilton to investment securities available for sale	$102,918
	To reflect fair value at acquisition date for investment securities designated as held to maturity by Hamilton but will be designated as available for sale by Ameris	$(715)
	Total adjustment to investment securities available for sale	$102,203
X	Adjustment to investment securities held to maturity to reclass at amortized cost investment securities designated as held to maturity by Hamilton to investment securities available for sale	$(102,918)
Y	Adjustment to loans
	To reflect the reversal of Hamilton’s March 31, 2018 unamortized accounting adjustments for its prior acquisitions, loan premiums, loan discounts, deferred loan origination costs, and deferred loan origination fees	$5,928
	To reflect the estimated fair value at acquisition date of loans	$(20,713)
	Total adjustment to loans	$(14,785)
Z	Adjustment to allowance for loan losses to reflect the reversal of Hamilton’s March 31, 2018 allowance for loan losses	$11,219
AA	Adjustment to other real estate owned to reflect the estimated fair value at acquisition date based on Ameris’s more aggressive liquidation strategy	$(309)
BB	Adjustment to goodwill to reflect the estimated goodwill generated as a result of consideration paid being greater than the net assets acquired	$187,775
CC	Adjustment to intangible assets
	To reflect reversal of Hamilton’s March 31, 2018 unamortized core deposit intangible from its prior acquisitions	$(1,488)
	To reflect the recording of the estimated core deposit intangible	$16,000
	Total adjustment to intangible assets	$14,512
DD	Adjustment to net deferred tax asset to reflect the deferred tax impact resulting from the net fair value adjustments based on assumed effective tax rate of 21%	$(1,184)
EE	Adjustment to interest-bearing deposits
	To reflect reversal of Hamilton’s March 31, 2018 unamortized fair value adjustment on certificates of deposit from its prior acquisitions	$(7)
	To reflect the estimated fair value at acquisition date of certificate of deposits	$(1,889)
	Total adjustment to interest-bearing deposits	$(1,896)
FF	Adjustment to other borrowings to reflect reversal of Hamilton’s March 31, 2018 unamortized fair value adjustment from its prior acquisitions	$(66)
GG	Adjustment to subordinated deferrable interest debentures to reflect the estimated fair value at acquisition	$(658)
HH	Adjustment to FDIC loss-share payable to reflect the estimated fair value at acquisition date	$2,391
II	Adjustment to common stock
	To reflect the reversal of Hamilton’s March 31, 2018 common stock	$(408)
	To reflect the value of Ameris common stock issued to Hamilton’s shareholders	$6,548
	Total adjustment to common stock	$6,140
JJ	Adjustment to capital surplus
	To reflect the reversal of Hamilton’s March 31, 2018 capital surplus	$(207,495)
	To reflect the value of Ameris common stock issued to Hamilton’s shareholders	$342,808
	Total adjustment to capital surplus	$135,313
KK	Adjustment to accumulated other comprehensive loss to reflect the reversal of Hamilton’s March 31, 2018 accumulated other comprehensive loss	$4,826
LL	Adjustment to treasury stock reflects the reversal of Hamilton’s March 31, 2018 treasury stock	$2,727

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Income Statement – Hamilton

		Three Months Ended March 31, 2018	Year Ended December 31, 2017
MM	Adjustment to interest income and fees on loans to reflect estimated additional accretion on loan portfolio	$690	$2,761
NN	Adjustment to interest expense on deposits
	To reflect the reversal of Hamilton’s amortization of fair value adjustment on certificates of deposits resulting from its prior acquisitions	$6	$56
	To reflect the estimated amortization of the fair value adjustment on certificates of deposit	$236	$945
	Total adjustment to interest expense on deposits	$242	$1,001
OO	Adjustment to interest expense on other borrowings and subordinated deferrable interest debentures
	To reflect the reversal of Hamilton’s amortization of fair value adjustment in other borrowings from its prior acquisitions	$32	$154
	To reflect the estimated amortization of the fair value adjustment on subordinated deferrable interest debentures	$9	$37
	Total adjustment to interest expense on other borrowings and subordinated deferrable interest debentures	$41	$191
PP	Adjustment to amortization of intangible assets
	To reflect the reversal of Hamilton’s amortization expense on its existing core deposit intangible resulting from its prior acquisitions	$(281)	$(1,309)
	To reflect the estimated amortization expense on the core deposit intangible	$400	$1,600
	Total adjustment to amortization of intangible assets	$119	$291
QQ	Adjustment to income tax expense to reflect the tax effect of the Hamilton income statement pro forma adjustments using an assumed effective tax rate of 21%	$60	$268

The estimated transaction costs included as part of the unaudited pro forma condensed balance sheet as of March 31, 2018, have not been included in the above unaudited pro forma condensed income statements.

Pursuant to the acquisition method of accounting, the final acquisition consideration was based on the price of the Ameris common stock immediately prior to the effective time of the applicable transactions.

Note 5 - Earnings Per Common Share

Unaudited total combined pro forma earnings per common share for Ameris including USPF, Atlantic and Hamilton for the three months ended March 31, 2018 and the year ended December 31, 2017 have been calculated using Ameris’s historic weighted average common shares outstanding plus the common shares issued to USPF’s shareholders, Hamilton’s shareholders and Atlantic’s shareholders in the respective acquisitions.

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The following table sets forth the calculation of basic and diluted unaudited total combined pro forma earnings per common share for Ameris including USPF, Atlantic and Hamilton for the three months ended March 31, 2018 and the year ended December 31, 2017 (in thousands, except per share data).

	Three Months Ended March 31, 2018		Year Ended December 31, 2017
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$32,558	$32,558	$95,333	$95,333
Weighted average common shares outstanding:
Ameris	37,967	38,250	36,828	37,144
Common shares issued to USPF’s shareholders	279	279	944	944
Common shares issued to Atlantic’s shareholders	2,632	2,632	2,632	2,632
Common shares issued to Hamilton’s shareholders	6,548	6,548	6,548	6,548
Pro forma	47,426	47,709	46,952	47,268
Pro forma net income per common share	$0.69	$0.68	$2.03	$2.02

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